Exhibit No. 10.11


                            FIRST AMENDMENT TO LEASE



         This First Amendment to Lease ("Amendment") is made as of this 16th day of September, 1996, by and between the Parkside Salt Lake Corporation, a Delaware corporation ("Landlord") and Crown Energy Corporation, a Utah corporation ("Tenant") with reference to the following facts and circumstances:

         1.       Landlord is the Owner of that certain  building located at 215
                  S. State Street, Salt Lake City, Utah ("Property");

         2. Landlord's predecessor in interest, State of California Public Employees' Retirement System, and Tenant entered into a certain Lease Agreement ("Lease") dated August 20, 1993.

         3. American Realty Advisors ("Advisor") is the real estate investment manager to the Landlord.

         4. Landlord and Tenant desire to amend the Lease upon terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing facts and circumstances, the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which is acknowledged by each of the parties, the parties do hereby agree to the following:

         1. Definitions. Each capitalized term used in this Amendment shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise provided for herein.

         2. Expiration Date. The expiration date of the Lease shall be extended to September 30, 2001.

         3. Basic Annual Rent. Effective October 1, 1996, Basic Annual Rent, pursuant to Article 3 of the Basic Lease Provisions, shall increase as follows:






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                                           Basic Annual Rent        Monthly Rent
                                           -----------------        ------------
October 1, 1996 - September 30, 1997           $32,011.70            $2,667.64
October 1, 1997 - September 30, 1998           $34,314.70            $2,859.56
October 1, 1998 - September 30, 1999           $36,617.70            $3,051.48
October 1, 1999 - September 30, 2000           $38,920.70            $3,243.39
October 1, 2000 - September 30, 2001           $41,223.70            $3,435.31


         4. Tenant Improvements to Premises. Landlord shall provide Tenant with an improvement allowance of $3.00 per usable square foot or $5,955.00 (the "Improvement Allowance") for the purposes of constructing and installing Tenant's improvements pursuant to working plans and drawings approved by Landlord. Said Improvement Allowance shall include the cost of space planning and working drawings. All costs incurred to improve the Premises, above and beyond the Improvement Allowance shall be the Tenant's sole responsibility. The Landlord's construction obligations are further clarified in the Work Letter attached hereto as Exhibit A.

         5. Broker. Tenant represents to Landlord that Tenant has not dealt with any real estate broker, salesperson or finder in connection with this Amendment, and no other such person initiated or participated in the negotiation of this Amendment or is entitled to any commission in connection herewith. Tenant hereby agrees to indemnify, defend and hold Landlord, its property manager and their respective employees harmless from and against any and all liabilities, claims, demands, actions, damages, costs and expenses (including attorneys' fees) arising from either (a) a claim for a fee or commission made by any broker claiming to have acted by or on behalf of Tenant in connection with this Amendment, or (b) a claim of, or right to lien under the statutes of Utah relating to real estate broker liens with respect to any such broker retained by Tenant.

         6. Binding. The Lease, as amended hereby, shall continue in full force and effect, subject to the terms and provisions thereof and hereof. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control. This Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

         7. Submission. Submission of this Amendment by Landlord to Tenant for examination and/or execution shall not in any manner bind Landlord and no






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obligations on Landlord  shall arise under this Amendment  unless and until this
Amendment is fully signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Amendment to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be revoked for thirty
(30) days after such delivery.

         8. Limit of Liability. Neither Landlord nor any principal of Landlord nor any owner of the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of the Lease, as hereby amended, and if Landlord is in breach or default with respect to Landlord's obligations under the Lease, as hereby amended, or otherwise, Tenant shall look solely to the equity interest of Landlord in the Property for the satisfaction of Tenant's remedies or judgments.

         9. Address for Payments and Notices. Article 12 of the Basic Lease Provisions is hereby amended to provide that any notices to Landlord shall be addressed to Landlord as designated below in item (a), with a copy to Wallace Associates ("Building Manager") at the address designated below in item (b).

                  (a)      Parkside Salt Lake Corporation
                           c/o American Realty Advisors
                           700 North Brand Boulevard, Suite 300
                           Glendale, CA  91205
                           Attn.:  Stanley Iezman

                  (b)      Wallace Associates
                           Steve Koch, Building Manager
                           215 South State Street, Suite 960
                           Salt Lake City, UT  84111

         10.      Miscellaneous.

                  10.1 Attorneys' and Other Fees. Should either party institute any action or proceeding to enforce or interpret this Amendment or any provision hereof, for damages by reason of any alleged breach of this Amendment or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including actual attorneys' and other fees, reasonably incurred in good faith by the prevailing party in connection with such action or proceeding. The term "attorneys' and other fees" shall mean and






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include  attorneys'  fees,  accountants'  fees, and any and all  consultants and other similar fees incurred in connection with the action or proceeding and preparations therefor. The term "action or proceeding" shall mean and include
actions,   proceedings,   suits,   arbitrations,   appeals  and  other   similar
proceedings.

                  10.2 TIME OF ESSENCE. TIME IS OF THE ESSENCE OF THIS AMENDMENT AND EACH AND EVERY TERM AND PROVISION HEREOF.

                  10.3 Modification. A modification of any provision herein contained, or any other amendment to this Amendment, shall be effective only if the modification or amendment is in writing and signed by both Lessor and Lessee.

                  10.4 Waiver. No waiver by any party hereto of any breach or default shall be considered to be a waiver of any other breach or default. The waiver of any condition shall not constitute a waiver of any breach or default with respect to any covenant, representation or warranty.

                  10.5 Successors and Assigns. This Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, successors and assigns.

                  10.6 Number and Gender. As used in this Amendment, the neuter includes the masculine and feminine, and the singular includes the plural.

                  10.7 Governing Law. This Amendment shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Utah applicable to agreements made and to be performed wholly within the State of Utah.

                  10.8 Construction. Headings at the beginning of each Section and subsection are solely for the convenience of the parties and are not a part of this Amendment. Except as otherwise provided in this Amendment, all exhibits referred to herein are attached hereto and are incorporated herein by this reference. Unless otherwise indicated, all references herein to Articles, Sections, subsections, paragraphs, subparagraphs or provisions are to those in this Amendment. Any reference to a Section herein includes all subsections thereof. This Amendment shall not be construed as if it had been prepared by only Lessor or Lessee, but rather as if both Lessor and Lessee had prepared the same. In the event any portion of this Amendment shall be declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, such portion






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shall be deemed  severed from this  Amendment,  and the  remaining  parts hereof shall remain in full force and effect, as fully as though such invalid, illegal or unenforceable portion had never been part of this Amendment.

                  10.9 Integration of Other Agreements. This Amendment sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein and supersedes all previous written or oral understandings, agreements, contracts, correspondence and documentation with respect thereto. Any oral representations or modifications concerning this Amendment shall be of no force or effect.

                  10.10 Indemnification by Lessee. Lessee agrees to indemnify, defend and hold Lessor free and harmless of, from and against any and all claims, demands, damages, losses, liabilities, causes of action, costs or expenses (including reasonable attorneys' fees), directly or indirectly arising in connection with the breach of any covenant, agreement, representation or warranty of Lessee under the terms of this Amendment.

                  10.11 Duplicate Originals; Counterparts. This Amendment may be executed in any number of duplicate originals, all of which shall be of equal legal force and effect. Additionally, this Amendment may be executed in counterparts, but shall become effective only after a counterpart hereof has been executed by each party; all said counterparts shall, when taken together, shall constitute the entire single Amendment between the parties.

                  10.12 Non-Waiver of Rights. No failure or delay of either party in the exercise of any right given to such party hereunder shall constitute a waiver thereof unless the time specified herein for exercise of such right has expired, nor shall any single or partial exercise of any right preclude other or further exercise thereof or of any other right.

                  10.13 Days. The term "days," as used herein, shall mean actual days occurring, including Saturdays, Sundays and holidays. The term "business days" shall mean days other than Saturdays, Sundays and holidays. If any item must be accomplished or delivered hereunder on a day that is not a business day, it shall be deemed to have been timely accomplished or delivered if accomplished or delivered on the next following business day.

                  10.14  Further  Assurances.  Lessor and  Lessee  each agree to






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execute any and all other documents and to take any further  actions  reasonably necessary to consummate the transactions contemplated hereby.

                  10.15 Joint and Several  Liability.  If Lessee consists of two
(2) or more parties, each of such parties (and each of Lessee's general partners) shall be liable for Lessee's obligations under this Amendment, and all documents executed in connection herewith, and the liability of such parties shall be joint and several. Additionally, the obligations and liabilities hereunder of the general partners or other appropriate persons or entities that comprise Lessee, if any, are and shall be joint and several.

                  10.16 No Third Party Beneficiaries. Except as otherwise provided herein, no person or entity shall be deemed to be a third party beneficiary hereof, and nothing in this Amendment (either expressed or implied) is intended to confer upon any person or entity, other than Lessor and/or Lessee (and their respective nominees, successors and assigns), any rights, remedies, obligations or liabilities under or by reason of this Amendment.

         11. Full Force and Effect. All other terms and conditions of the Lease shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, this Amendment is executed as of the day and year first written above.

LANDLORD:                                              TENANT:

PARKSIDE SALT LAKE CORPORATION                         CROWN ENERGY CORPORATION,
                                                       a Utah corporation



By:      Glenn H. Birsberger,                          By:  Jay Mealey

         Asset Manager                                 Its:     President



Date:                                                  Date: